UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2004

LANDAMERICA FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-13990	54-1589611
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Gateway Centre Parkway Richmond, Virginia	23235-5153
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 267-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments.

The Company determined on December 29, 2004, that 13 title plants were no longer being utilized or had been abandoned. The Company reviews the status of its numerous title plants on a regular basis and was notified by the respective field locations of the status of these plants. The Company anticipates taking a charge to pre-tax earnings of approximately $4.1 million in the fourth quarter of 2004 and does not anticipate any current or future cash impact from this charge.

Item	8.01 Other Events.

The Company becomes party to legal actions related to its business on a regular basis. The Company has determined that as a result of entering into certain agreements and settling certain outstanding litigation in the fourth quarter of 2004, it anticipates taking a one-time pre-tax charge to earnings of approximately $9.0 million in the fourth quarter of 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDAMERICA FINANCIAL GROUP, INC. (Registrant)

Date: December 29, 2004	By:	/s/ G. William Evans
G. William Evans
Chief Financial Officer